Exhibit 99.1

FOR IMMEDIATE RELEASE

SmartFinancial, Inc. closes acquisition of Tuscaloosa, Alabama-based Capstone Bank

KNOXVILLE, Tenn. and TUSCALOOSA, Ala., Nov. 1, 2017 (GLOBE NEWSWIRE) – The merger of SmartFinancial, Inc., parent company of SmartBank (“SmartFinancial”) (NASDAQ:SMBK), and Capstone Bancshares, Inc., parent company of Capstone Bank (“Capstone”), was completed today, bringing SmartBank’s innovative and fresh community banking model into several new markets in Alabama, including the Tuscaloosa area and Southwest Alabama stretching to the coastal region in Fairhope.

“We believe the Alabama market ties in extremely well with our already existing footprint which currently extends from East Tennessee into the Florida Panhandle,” said SmartBank’s President and CEO, Billy Carroll. “Capstone Bank’s history of providing strong service to its clients aligns well with SmartBank’s philosophy of delivering exceptional value and superior client service. This acquisition allows our combined bank continued growth opportunities and touch points throughout some of the Southeast’s strongest markets and we look forward to serving our newest markets.”

Now that the acquisition is complete, Capstone Bank’s former President and Chief Executive Officer, Robert Kuhn, is SmartBank’s Regional President of the bank’s Alabama and Florida markets. “We are excited about the closing of this deal and look forward to transitioning into the SmartBank model and brand,” said Robert Kuhn. “Our clients will benefit from this partnership, as we enhance our ability to provide each of them with additional resources and the best banking options available. Our goal is for a seamless transition for Capstone clients as we are putting a strong emphasis on client communication and associate training to ensure a smooth client experience as we prepare for the systems conversion after the first of the year.”

SmartBank’s new markets include Tuscaloosa, Washington and Clarke counties, plus the rapidly growing Baldwin County market, thanks to a new Fairhope office.

SmartBank intends to operate the legacy Capstone Bank branch offices as a division of SmartBank until the middle of the first quarter of 2018, when it is expected that the legacy Capstone Bank branch offices will begin adopting the SmartBank brand, including signage. Capstone clients will receive further communication about how the acquisition will affect them in January 2018.

Based on financial information as of September 30, 2017, the combined company has total assets of more than $1.6 billion, $1.3 billion in gross loans and $1.4 billion in deposits.

Raymond James & Associates, Inc. served as financial advisor to SmartFinancial and SmartBank, and SmartFinancial and SmartBank were represented by the law firm Butler Snow LLP. Stephens Inc. served as financial advisor to Capstone and Capstone Bank, and Capstone and Capstone Bank were represented by the law firm Burr & Forman LLP.

About SmartFinancial, Inc.

SmartFinancial, Inc., with assets of $1.6 billion, is a publicly-traded bank holding company for SmartBank based in Knoxville, Tennessee. SmartBank is a full-service commercial bank founded in 2007, with 22 branches and three loan production offices spanning East Tennessee, Tuscaloosa and Southwest Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and a disciplined approach to lending have contributed to SmartFinancial’s and SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

This release contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the expected revenue synergies and cost savings from the merger may not be fully realized or may take longer than anticipated to be realized; the disruption from the merger with customers, suppliers or employees or other business partners’ relationships; the risk of successful integration of our business with that of Capstone after consummation of the merger; the amount of costs, fees, expenses, and charges related to the merger; changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market areas; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation, or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Investor Contacts

Billy Carroll

President & CEO

SmartFinancial, Inc.

Email: Billy.carroll@smartbank.com

Phone: 865.868.0613

Frank Hughes

Executive Vice President

Investor Relations

SmartFinancial, Inc.

Email: Frank.hughes@smartbank.com

Phone: 423.385.3009

Media Contact

SmartBank

Kelley Fowler

Senior Vice President

Public Relations/Marketing

SmartFinancial, Inc.

Email: Kelley.fowler@smartbank.com

Phone: 865.868.0611